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Exhibit 10.20

(Taylor Logo)

1045 Keystone Avenue Tussa Port of Catoosa Catoosa, OK 74015	Phone: (918) 266-7301 Fax: (918) 266-5223 sales@taylorrigs.com

C500 WORKOVER UNIT PACKAGE

Contract & Acceptance Agreement: CP-05-055
 Prepared for

Mr. Dub Harrison
Basic Energy Service
P.O. Box 10460
Midland, TX 79702

DATE: November 10, 2005

TABLE OF CONTENTS

SECTION 1—GENERAL DESCRIPTION	p. 3
SECTION 2—ENVIRONMENTAL PARAMETERS	p. 4
SECTION 3—TECHNICAL SPECIFICATIONS	p. 4
SECTION 4—ACCESSORIES	p. 11
SECTION 5—RIG OPTIONS	p. 12
SECTION 6—RIG SPARES	p. 13
SECTION 7—DELIVERY & COMMISSIONING	p. 14
SECTION 8—DOCUMENTATION	p. 15
SECTION 9—WARRANTY	p. 16
SECTION 10—PRICING	p. 18
SECTION 11—STANDARD TERMS & CONDITIONS	p. 19
SECTION 12—PARTS SALE AGREEMENT	p. 20
SECTION 13—EXPEDITING OPTION	p. 21
SECTION 14—CONTRACT ACCEPTANCE	p. 22

SECTION 1—GENERAL DESCRIPTION

        The Taylor C500 Workover Unit is a heavy-duty service package mounted on a 5-axle off-road carrier. The unit is comprised of a carrier, power package, drawworks, and mast. The package is for highly mobile land operations.

        The rig carrier is a proprietary design manufactured by Taylor Rigs. The carrier has 5 axles with 4 driving hubs. Axle location is specifically engineered for optimum weight distribution, minimal turning radius, and heavy-duty off-road operations.

        The power package is comprised of (1) one 475 hp diesel engine with automatic transmission. The engine and transmission combination has been reviewed by the component manufacturers for correct application and installation.

        The unit includes a DD260 drawworks package. The innovative package is lightweight and provides exceptional strength and performance. The drawworks has full disc brakes, heavy-duty right angle box, and full guards and covers. The drawworks is designed for ease of service and maintenance. Taylor utilizes "off the shelf" bearings and seals for reduced cost and ease of availability, and simplified one-step brake adjustment. Drawworks features remote bearing lubrication for fast service and outboard clutches for ease of accessibility and increased cooling performance.

        The 104 ft. (31.7m), 240,000lb (109 MT) mast is a telescoping design, manufactured in accordance with API and Taylor Rigs strict quality control processes. The mast includes an automatic racking board and telescopes hydraulically.

        The rig will be supplied with all equipment listed in this contract and designed to operate in the environment described in Section 2 of this contract.

        IMPORTANT NOTE: All Taylor contracts are prepared based on information provided by the customer, broker, or other source. Unless specified, this contract may not contain all equipment or tools required to complete a specific job.

        Due to the complex and varied configurations, Taylor Rigs, LLC assumes no responsibility for items or equipment omitted from this contract.

SECTION 2—ENVIRONMENTAL PARAMETERS

        Equipment listed in this contract will meet or exceed the following operating parameters:

2.1 TEMPERATURE
Minimum Ambient Operating	-20 C (-4 F)
Maximum Ambient Operating	46 C (115 F)
2.2 HUMIDITY
Max Relative	<90%
2.3 VIBRATION/SHOCK
Maximum Shock Load	1g
2.4 LOCATION
Location Conditions	Inland Non-Desert/Non-Arctic

SECTION 3—BASE RIG

3.1   DD260 DRAWWORKS:

3.1.1
OVERALL

        Double Drum Drawworks, with a 41,500-lb. main drum single line pull on a bare drum in 1st gear. Innovative drive design eliminates all live chains, reduces moving parts, and reduces weight. All Taylor drawworks meet or exceed API recommendation for design criteria and are engineered to meet a minimum 4:1 safety factor.

        All drawworks bearings, seals and chains are off-the-shelf items and may be purchased directly from the factory or from parts distributors worldwide.

3.1.2
SPECIFICATIONS

DD260 Main Drum:

Main Barrell Dimensions	18.75 in. × 34 in. (476 mm × 864 mm)
Wireline Size	1 in. (25.4 mm)
Drum Clutch	14 in. (356 mm) 3-Plate
Drawworks Speeds	6 Forward, 1 Reverse
Input Drive Line	1710 Spicer
Drum Drive Chain	Single 140
Brake System	Dual Disc—60 in. × 4 in. × 10 in.
Brake Cooling	Air
DD260 Sand Drum:
Sandline Drum Diameter	12.75 in. (324 mm)
Standard Sandline Size	9/16 in. (14.3 mm)
Capacity	16,000 ft. (4,877 m)
Sandline Drum Clutch	14 in. (356 mm) 2-Plate
Drum Drive Chain	Single 140
Brake System	Single Disc—48 in. × 4 in. × 7 in.
Brake Cooling	Air
3.1.3
DRAWWORKS FRAME

        The DD260 frame is a mild steel structure utilizing structural material and one-piece 1/2 in. drawworks side plates.

3.1.4.
DRUMS

        Wide barrel design reduces line interference when running double fast line. Taylor's exclusive spool drum design reduces drumshaft flex and weight while increasing total strength. Tubing drum has Lebus grooving with turn back and kick plates to reduce line wear and assist in spooling.

3.1.5
BRAKE SYSTEM

        Air cooled Disc with air activation system.

3.1.6
DRUM CLUTCH

        Wichita brand air clutch mounted outboard of drawworks frame and chain case. Mounted on lower output shaft. Taylor's exclusive use of the clutch on the lower shaft reduces required clutch size, air requirements and eliminates all live chains.

3.1.7
CHAIN DRIVES

        Diamond 140 chain, oil bathed for long life. Chain is fully enclosed in a one-piece chain case with a gasket flange. The design prevents case leakage due to warping. Access panel provides for chain maintenance and removal without removing the chain case.

3.1.8
POWER DRIVE

        The DD260 right angle gearbox utilizes a commercially manufactured Eaton™ gear assembly or "third member". The third member is mounted in a fabricated steel housing and located in the drawworks frame. The package is rated for a maximum input of 700 hp. Taylor's design allows right angle box to be serviced by any Eaton™ service center or technician with "off-the-shelf" components.

3.1.9
OPERATORS CONSOLE

        The operators console include brake levers, clutch, engine throttle, and emergency shutdown. The console is located behind the drawworks frame, near the mast base, for excellent drum visibility and operator comfort.

3.1.10
LUBRICATION

        Remote bearing lubrication with return lines. Lubrication system ensures complete lubrication of drum bearings. Return lines for grease provides for visual confirmation of complete lubrication. Lubrication points are conveniently located outside the drawworks frame for ease of maintenance.

3.1.11
AUXILIARY HOIST

        Hydraulic "planetary" style hoist mounted on the rig deck. Hoist capacity is 7,000 lbs. (3.1 mt) and comes with 250' (61 m) of 1/2 in. wire line with tail chain.

3.2   TELESCOPING MAST:

3.2.1
OVERALL

        A telescoping mast with open face mast design, manufactured to API 4-F specifications. The open face design utilizes structural steel construction, which allows to maximum block clearance. Mast includes a ladder from rig floor to crown and a block cradle.

3.2.2. SPECIFICATIONS
Mast Height:	104' (31.7 m)
No. of Lines to Block	4, 6, or 8
API Capacity
4-Lines	200,000 lbs. (90.7 mt)
6-Lines	225,000 lbs (102 mt)
8-Lines	240,000 lbs (108.9 mt)
Drilling Line Size:	1 in. (25.4 mm)
Racking Board Height	55.7 ft (17m), 66.7 ft. (20.2 m)
Racking Board Capacity
2 7/8 in EUE	24,120 ft. (7,351.7 m)
2 1/2 in. DP	13,680 ft. (4,169.5 m)
4 1/2 in. DP	6,480 ft. (1,975.8 m)
Rod Basket Height	78 ft. 7 in. (23.9 m)
3.2.3
BASE SECTION

        Four Leg style base section hinged to carrier frames. (2) Turnbuckles attached from top of mast base to carrier frame allow for mast angle adjustment. The well-side mast legs have manual screw jacks.

3.2.4.
LOWER SECTION

        3 in × 6 in × 1/4 in (76.2 mm × 152.4 mm × 6.35 mm) rectangular tubing main legs, with 1 1/2 in × 3 in × 1 1/8 in (38.1 mm × 76.2 mm × 22.57 mm) "C" braces. Lower section of mast hinges to top of mast base and rests on headache rack during transport.

3.2.5
UPPER SECTION

        Rectangular tubing construction. 3 in × 6 in × 1/4 in (76.2 mm × 152.4 mm × 6.35 mm) rectangular tubing upper legs, with 1 1/2 in × 3 in × 1 1/8 in (38.1 mm × 76.2 mm × 22.57 mm) "C" braces. Upper section rests inside lower section until mast is raised. Upper section then telescopes hydraulically upward from lower section and locks in place with spring deployed latching pins.

3.2.6
STAND PIPE

        One (1) 2 7/8" double height stand pipe × 5000 psi mounted in derrick. Stand pipe includes all necessary brackets and complete installation. Top and bottom to be equipped with hammer union and 180 degree upper end.

3.2.7
CROWN BLOCK

        Crown block is set up for a 4, 6, or 8 line string-up. Crown sheaves are steel and grooved for 1 in (25.4 mm) wire line. All sheaves are mounted on tapered roller bearings with grease zerts for ease of maintenance.

        Crown includes: (1) one 24 in (610 mm) fast line sheave, (3) three 24 in (610 mm) crossover sheaves, and (1) one 30 in (762 mm) sandline sheave. Crown will also include extended post on ladder side for mounting of fall protection device.

3.2.8
RACKING BOARD AND ROD BASKET

        The mast includes an all welded racking board. The racking board automatically deploys as the mast is extended. Tubing board height is two positions and includes adjustable fingers for end racking of tubing.

        The mast includes an automatically deploying rod basket with rod hangers and air transfer system. Please note if using fiberglass rods.

3.2.9
MAST RAISING SYSTEM

        The mast utilizes two, 3-stage, double acting raising rams and a single, single-stage telescoping cylinder. Raising and telescoping controls are located near the operator's console for easy access and operation. Hydraulic pressure gauges are mounted on the mast base to provide system monitoring during the raising / lowering process. The hydraulic system incorporates a safety choke system to control flow to telescoping or raising cylinders due to a hydraulic line rupture or damage.

3.2.10
GUYLINES

        Mast includes (2) load guys from the crown to carrier and (1) set of wind guys that meet or exceed API specifications.

3.2.11
DEADLINE ANCHOR

        Deadline anchor is designed and manufactured in accordance with API specifications and rated for a 50,000-lbs. maximum deadline load. Located on off operators side of rig floor and comes with line clamp.

3.2.12
FOLDING WORK PLATFORM

        Includes (1) 8 ft. wide × 6 ft. long folding work platform with 2' wings on each side. Platform is constructed of rectangular tubing and is decked with a reduced slip grating. Platform is adjustable in height from 2 ft. to 14 ft. from ground level, and includes a sliding access door. Deployment, raising, lowering, and pining of platform shall be done hydraulically. Platform will also include manual telescoping aluminum ladder, of which, the final design will be approved by customer prior to fabrication.

3.3   POWER PLANT & TRANSMISSION:

3.3.1
ENGINE

        (1) Tier III Certified Caterpillar C-15, inline 6 cylinder, 4-stroke turbo charger, after-cooled engine rated at 475 hp at 2,100 rpm. Engine includes a Donaldson dry-type air cleaner; and a spark arresting muffler exhaust system. Exhaust system discharges to right side of rig. Engine also comes with emergency shutdown system.

        Engine includes a heavy-duty radiator and fan, engine speed governor, air-actuated throttle, standard engine instruments with hour meter, emergency shutdown for low oil and high coolant temperature, and an emergency shutdown button.

3.3.2
SPECIFICATIONS:
Model Number	C-15
Number of Cylinders	6
Engine Type	4-stroke / cycle
Displacement	15 Liters
Rated Power Output (Gross)	475 hp @ 2,100 rpm
3.3.3
TRANSMISSION

        (1) Caterpillar TH35-E81A automatic transmission provides 6 forward speeds and 1 reverse. Remote shifting is provided from the operators console via an electronic shifting system. Transmission uses separate cooler, integrated into the radiator.

        All engine/transmission combinations are reviewed and approved by the transmission manufacturer for correct engineering, installation and engine compatibility. Taylor's exclusive design allows for the removal of transfer case independently.

3.3.4
SPECIFICATIONS:
Net Input Power (max.)	500 hp (485 kW)
Net Input Speed (max.)	2,500 rpm
Net Input Torque (max.)	1,950 lb.-ft.
Torque Converter	Single stage, 3-element
Gear Ratios:
First	5.728:1
Second	3.571:1
Third	2.719:1
Fourth	1.948:1
Fifth	1.429:1
Sixth	1.000:1
Reverse	-4.464:1
3.3.5
TRANSFER CASE

        Commercially produced gear driven transfer case. 1-in / 2-out configuration, rated at 12,000 ft lbs of torque. Transfer case distributes power to drawworks and carrier. Includes air activated disconnects for selection of road / winch gear.

3.4   AIR, ELECTRIC AND HYDRAULIC SYSTEMS:

3.4.1
AIR SYSTEM

        (1) Engine driven 27.5-cfm compressor pressurizing a 5-tank air system plumbed in accordance with applicable DOT regulations and requirements. Check valves prevent accidental air pressure loss from system due to single line failure. Main air lines are plumbed, with OEM style steel airlines and compression fittings rather than threaded pipe.

3.4.2
ELECTRICAL SYSTEM

        12-volt electrical system, consisting of (1) 100 amp alternator, (3) BCI-31 batteries, (1) 12V starter and voltmeter. Batteries are located in a steel battery box mounted on the carrier deck. Location of box provides excellent access for maintenance and service.

3.4.3
HYDRAULIC SYSTEM

        50 Gallon per minute system provides 2,000 psi working pressure for all rig hydraulics and accessory drives. The pump is mounted in front of the rig engine and is directly coupled to the engine crankshaft, this is an exclusive Taylor feature. System features a bypass to tank while not in use. Hydraulic system incorporates a 200-gallon hydraulic tank with element style filters, suction strainer, and main tank shutoff.

3.4.4
TONG CIRCUIT

        Rig hydraulic system provides a 2000 PSI / 50 GPM tong circuit. The system includes connectors, pressure & return liens, pressure gauge, and pressure regulator valve. Tongs, quick-connects, and tong hoses are not included as standard equipment.

3.5   TAYLOR 5-AXLE CARRIER:

3.5.1
OVERALL

        The carrier is a heavy-duty 5-axle oilfield carrier with two front steering axles, two rear-driving axles, and one tag axle. All frame members coped and welded for superior strength and durability. The carrier is designed for maximum maneuverability, road clearance and turning radius. Location of axles specially engineered to correctly distribute weight in proportion to front and rear axles.

3.5.2
SPECIFICATIONS*:
A: Length w/Mast:	61 ft. 9 in.
B: Overhang (front)	14 ft. 9 in.
C: Axle to Front Bumper	5 ft.
D: Bridge Span	16 ft. 2 in.
E: Rear Axle Spacing	53 in.
F: Rear Axle to Back of Rig	11 ft. 8 in.
G: Height (over the road)	14 ft. 3 in.
Width (traveling—not shown)	8 ft. 6 in.
Overhand (rear—not shown)	N/A
Max Ingress Angle	34 deg.
Max Egress Angle	17 deg.
Estimated Rig Weight
Front: Rear: Total:	28,760 lbs. 51,260 lbs. 80,020 lbs.

*
Weight in standard configuration without block or line. Other specification subject to change as engineering dictates.

3.5.3
CARRIER FRAME

        21 in. wide-flange alloy H-beam, hand welded for strength. Coped cross members for increased strength and durability. Front and rear tow lugs are welded to the end of the frame rails for proper load distribution during towing. Frame is decked in 3/16 in. diamond tread decking with a 3 1/2 in. lip for strength and reduced flex.

3.5.4
FRONT AXLES

        Steer able front tandem axle set is rated at 20,000 lbs. per axle and Reyco front spring suspension rated at 22,000 lbs per axle.

3.5.5
REAR DRIVING AXLES

        Eaton 463 Series rear driving axles rated at 46,000 lbs. Hendrickson walking beam rear suspension Standard ratio is 6.17:1

3.5.6
REAR TAG AXLE

        Non-driving rear axle with air suspension. Axle is rated for 20,000 lb. capacity. Control for axle to be located near rear axles on operator's side.

3.5.7
BRAKE SYSTEM

        DOT approved regulation antilock air brake system. Drum style brakes on all axles. Carrier is equipped with additional air emergency brake.

3.5.8
TIRES & WHEELS

        The (4) four front tires are 445/65 R22.5 wide-base tires mounted on 13 in. × 22.5 in. steel hub-piloted "bud" type wheel. The (12) twelve rear tires are 11R × 22.5 off-road tires mounted on 8 in. × 22.5 in. hub-piloted steel "bud" style wheels.

3.5.9
CAB

        Single person cab set up for left-hand drive. Cab is equipped with air suspension seat, heater, defroster, windshield wiper, air horn, West Coast mirrors, and full instrumentation.

        Instrumentation consists of speedometer, oil pressure, transmission oil temperature, water temperature, voltmeter, fuel meter, and front & rear air pressure gauges.

3.5.10
STEERING

        Rig steering is a hydraulic assisted system, with (1) cylinder mounted on each axle and a hydraulic assisted steering box.

3.5.11
RIG LEVELING SYSTEM

        Rig leveling is done with (4) hydraulic leveling jacks and locks. Jacks have 12 in. travel. The jacks are controlled from the operator's console. A leveling gauge is provided to assure quick easy rig leveling.

3.5.12
OTHER EQUIPMENT

        The Taylor 5-axle carrier comes complete with integrated rig stairs, operator side fold-down walk ways with aluminum ladder, OSHA approved guardrails, driveline covers, junk rack, two (2) locking toolboxes, two (2) 125-gallon fuel tank, two (2) rear sill racks. Operators console will include (1) BOP control for blind rams and (1) BOP control for pipes.

3.6   PAINT & PREPARATION:

3.6.1
Preparation

        Rig is thoroughly washed, sandblasted, and chemical etched prior to painting.

3.6.2
Primer Coat

        Taylor Rig uses a zinc primer system. The primer is applied to a thickness of 3 - 4 mills, exceeding industry standards. **note: no zinc coat

3.6.3
Finish Coat

        The unit is finish coated in accordance with customer paint scheme. The finish coat is a polyurethane system for long lasting gloss and minimal chipping or pealing. Finish coat is 3 - 4 mills in thickness, depending on color. Unless otherwise stated, engine will be painted to match the rig.

SECTION 4—ACCESSORIES & TOOLS

        Taylor to provide the following general options at no additional cost.

  •
  Mount for oil saver pump

  •
  Jack Stands

  •
  Lubricator Rack—Slide Out

  •
  Tubing Tong Rack

  •
  Rod Elevator Rack

  •
  Safety Chains on Tubing Board Fingers

  •
  Provisions for customer supplied Geronimo line from tubing and rod basket

  •
  Install customer supplied tong lift cylinder.

  •
  Board racks for front jack stands to the front side of the jack socket. Place rack at an angle 14" × 24" × 3" so board will not come out during transport.

  •
  Removable guard for back of tubing drum.

  •
  Operator console mounted weight indicator bracket.

  •
  Hooks on rear jack sockets for weight indicator pads.

  •
  Kill switch to sand drum control panel.

  •
  T between fuel tanks with valve and safety plug.

SECTION 5—RIG OPTIONS

5.1 Tool Tub in Derrick Base	$425.00
Add Tool Tub in derrick base in a manner not to prohibit the removal or replacement of the tubing tongs. The tub should run the width of the base and be approx. 18" deep × 12" tall. Tub should have reinforcements and numbs to store slips, 2/38" tubing elevators, 2/78" tubing elevators and keepers for Hyd. Rod tongs. Tub will have 3/4" hooks on each corner.
5.2 BOP Controls	$934.00
Add (2) Air over hydraulic BOP controls to operators console. (1) for blind & (1) For Pipe Rams Includes all plumbing and mounting of controls in console
5.3 Winch Control	$1,231.00
Add (1) Air over hydraulic Winch Control to operators console. Includes all plumbing and mounting of control in console
5.4 Hydraulic Pressure Gauge	$284.00
Add Main Hydraulic Pressure gauge to Console
5.5 Delete Tool Box	($550.00)
Delete tool box after staircase towards the rear of the rig on operator side and replace with junk rack
5.6 Custom Deck Mounted Stand Up Tool Box	$1,510.00
Add a custom deck mounted stand up tool box on off-operator side from end of drawworks towards rear of rig. Approx. dimensions of tool box are 40" H × 36" W × 16" D. The box should be equipped with hooks inside for 36" & 24" pipe wrenches and other smaller hand tools. Please note: That the junk rack will be extended to take place of the deleted tool box.
5.7 Hydraulic Walkways	$7,581.00
Add hydraulic walkways.
5.8 Main Drum Disc Guard	$612.00
Add protective guards to main drum discs.
5.9 Winch Guard Cover	$186.00
Add winch cover.
5.10 Integrated Operator's Platform	$2,697.00
Upgrade to integrated operator's platform that moves in conjunction with work platform.
5.11 Aluminum Ladder Upgrade	$877.00

SECTION 6—RIG SPARES

        None Contracted

SECTION 7—DELIVERY & COMMISSIONING

7.1
PRE-DELIVERY INSPECTION

        Taylor will conduct a standard pre-delivery systems test. These tests check function and operation of rig and associated components. Customer is provided copy of inspection report. Unless otherwise listed in this contract, the unit will at no time be tested with destructive testing methods such as load, dynamometer, or other tests.

7.2
PACKAGING

        No packaging is included in this contract.

7.3
RIG SHIPPING

        Each unit is priced FOB, customer's yard, so long as yard is inside the contiguous United States. Delivery to Alaska or Hawaii is not included. In those cases, delivery is to the Port of Houston.

7.4
TRAINING

        Taylor provides a 6-hour training and orientation program for up to 6 persons. This training is provided at the customer's yard during normal business hours. After hours or weekend training is available at and additional charge.

NOTE:    Customer is required to attend a 6 hour training program performed by a Taylor representative. This training may take place at Taylor facility or during rig commissioning at customer's location. Customer's failure to attend this training renders all warranties void.

7.5
ON-SITE COMMISSIONING

        1-day on-site commissioning during normal business hours is provided in this contract. After hours or weekend commissioning is available at an additional charge.

7.6
DELIVERY SCHEDULE

        Please refer to Appendix A for all scheduled delivery dates.

        A late delivery penalty will be paid by Taylor in the event of a delay, as outlined in the "Terms and Conditions" section of this contract.

SECTION 8—DOCUMENTATION

8.1
CONTRACT

        Customer will be provided (1) original copy of the purchase contract, and up to 5 additional copies of the contract as needed.

8.2
INVOICES

        Taylor will present the customer with invoices for all moneys due. Invoices will indicate contract amount and all payment due information.

8.3
MANUFACTURERS STATEMENT OF ORIGIN

        Taylor will provide a Manufacturers Statement of Origin (MSO) for the unit. This document proves the legal ownership of the unit. MSO will indicate the Vehicle Identification Number (VIN) as well as all applicable component serial numbers. This document will be executed and transferred after final payment for unit is received.

8.4
OWNERS MANUAL

        The unit will be accompanied by an owner's manual to assist in the operation and service of the unit. Due to the custom nature of each unit, the manual will be provided within 2 weeks of rig completion.

SECTION 9—WARRANTY

        Taylor Rigs warrants that the rig shall be free from defects in material and workmanship for a period of one (1) year from date of service. Additionally, Taylor warrants that all drawworks parts, except for brake pads and expendables will be warranted for a period of two (2) years from date of service. A three (3) year warranty will be provided on the paint system. The paint warranty covers pealing or paint adhesion issues. Provided, however, in no event does Taylor Rigs warrant the engine, drive train components, or third party components of the Rig, but Taylor Rigs shall, to the extent possible, transfer to Customer any original equipment manufacturer warranty on such components.

        If any defects covered by this Warranty appear within the warranty period, Taylor Rigs shall have the option of repairing or replacing the defective equipment at its expense.

        Taylor will provide the customer with a proprietary 24 hr. warranty "hot line" number.

        Taylor warrants having any warranty part available for same day shipment at any time during the warranty period. If Taylor does not have the part available, then the part is supplied at no cost to the customer.

        Taylor warranties to have a service person on site, upon Customer's request, within 6 hours from the time of notice. This person does not have to be a Taylor Rig employee, but an authorized representative of Taylor. Additionally, at the Customer's request, Taylor will have a Taylor Rig employee dispatched to the rig site within one hour of request.

        This Warranty does not extend to any equipment which has (a) been subjected to misuse, neglect, accident or abuse or casualty loss; (b) repaired or altered by anyone other than Taylor Rigs without its express written prior approval; (c) improperly installed by someone other than Taylor Rigs; or (d) used in violation of instructions furnished by Taylor Rigs.

        THE ABOVE WARRANTY SHALL BE IN LIEU OF ALL OTHER WARRANTIES AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED.

        TAYLOR RIGS' LIABILITY WHETHER IN CONTRACT, IN TORT, UNDER WARRANTY, IN NEGLIGENCE OR OTHERWISE, SHALL, TO EXTENT PERMITTED BY LAW, BE LIMITED TO THE REPAIR OR REPLACEMENT OF ANY DEFECTIVE PARTS. IN NO EVENT SHALL TAYLOR RIGS BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR ANY OTHER PECUNIARY LOSS ARISING OUT OF THE USE OR INABILITY TO USE THE RIG (INCLUDING THE INABILITY TO USE THE RIG BY REASON OF DELAY).

TRAINING:    Customer is required to attend a 6 hour training program performed by Taylor representative. This training may take place at Taylor facility or during rig commissioning. Customer's failure to attend this training renders all warranties void.

SECTION 10—PRICING

	PRICE EACH	TOTAL FOR 48
BASE RIG	$697,875.00	$33,498,000.00
RIG OPTIONS	$15,787.00	$757,776.00
TOTAL PROJECT PRICE, 48 UNITS FOB CUSTOMER'S YARD, US FUNDS		$34,255,776.00
  •
  Taylor will agree to hold the price of $713,662.00 per rig constant for blanket purchase orders of 48 units. However, in the event a vendor will not agree to hold their price constant for a total of 48 units, Customer will agree to accept the additional cost increase for the items. This will only apply to items in excess of $1,000.00.

  •
  If Taylor's hourly average labor rate (including benefits and services) increases more than 5% from the date of signing of contract, then the Customer will accept a surcharge increase per rig in the amount of our increase.

  •
  Taylor agrees to notify Basic Energy within 6 months prior to delivery of any right that is affected due to any vendor or labor rate increases.

**
NOTE: All prices contracted herein are subject to terms and conditions of Taylor Rigs, LLC, included in Section 11 of this contract. Unless otherwise stated, contracted prices do not include export packaging, rig-up, or other similar fees.

SECTION 11—STANDARD TERMS AND CONDITIONS

        The contract on the attached pages is subject to the following terms and conditions:

  •
  Terms of Payment. Unless otherwise stated herein, all payments must be made in a timely manner according to the following payment schedule: See Appendix A to contract CP-05-055. Notwithstanding milestones outlined in Appendix A, in the event of a failure to make any payment, Taylor Rigs shall have the right to cease any manufacturing with respect to this order and delay shipment accordingly. If Customer fails to make any final installment(s) of the Total Price within 30 days of the payment date, Taylor may treat the Contract as wrongfully canceled, and the customer will be subject to terms and penalties listed below.

  •
  Delivery or Completion. Taylor Rigs shall not be liable for any damage or penalty for delays in delivery or completion due to acts of God, acts or omissions of the Customer, acts of civil or military authorities, governmental regulation or priorities, fires, floods, epidemics, war, riots, strikes, third party material or manufacturing delays, transportation delays, impossibility or impracticability of performance or any other cause or causes beyond the control of Taylor Rigs, whether similar to the foregoing or otherwise. In the event of a delay caused by the aforesaid, the delivery and/or completion date shall be extended for a period equal to any such delay, and this Contract shall not be void or voidable as a result thereof.

    Taylor guarantees delivery, subject to restrictions above. The guarantee provides a penalty equal to 1% of the individual units total contract price for each week after the guaranteed delivery date, up to a maximum of 5%. If in the event of a delay of more than 5 weeks, then Customer has the option to cancel the purchase of that particular unit.

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  Cancellation. This Contract is not subject to cancellation without the express written consent of Taylor Rigs. In the event Taylor Rigs allows cancellation by the customer, the deposit would be refunded up to the difference between contracted agreed sale price by the customer and Taylor Rigs, and the actual price received from sale of equipment to another customer. In addition, there shall be a mandatory cancellation fee set forth as follows: Beginning from date of contract signing up to 15 days in the amount of 5%; 15-30 days 15% and anytime thereafter to date of delivery 25%. Cancellation penalty is effective for any rigs in which deposits are due and/or have been placed. Nothing herein shall be deemed to impose an obligation on Taylor Rigs to agree to any cancellation on any terms. In the event of a cancellation or other breach of this Contract by Customer, in addition to retaining above listed funds, Taylor Rigs may be entitled to seek such other remedies as it may have at law or in equity.

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  Jurisdiction. The parties hereto irrevocably and unconditionally consent to and submit themselves to the exclusive jurisdiction of the courts of the State of Oklahoma located in Tulsa County, Oklahoma and the courts of the United States of America located in the Northern District of Oklahoma (collectively, the "Agreed Courts") with respect to any actions, suits or proceedings arising out of or in connection with this Contract and the transactions contemplated hereby and the parties hereto agree not to commence any action, suit or proceeding relating thereto except in such Agreed Courts. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Contract or the transactions contemplated hereby in the Agreed Courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any such action, suit or proceeding brought in any of the Agreed Courts has been brought in an inconvenient forum.

SECTION 12—PARTS SALE AGREEMENT

        Taylor agrees so long as this contract is legally fulfilled by the Customer and not subject to any cancellation, Taylor will resell any part or component, for these units, at a 10% mark-up from cost. This is a 10% mark-up from Taylor Rigs purchase price including shipping to Taylor's Tulsa, Ok facility. Shipping from Tulsa is not included in this portion of the contract.

SECTION 13—EXPEDITING OPTION

        The current delivery schedule is contracted for three (3) rigs per month beginning in September 2006. Taylor agrees to allow Basic Energy to elect the option of accelerated deliveries for the contracted rigs. Should this option be exercised, each accelerated delivery slot will be subject to a premium slot surcharge that will be in addition to the contracted price and agreed to by each party at the appropriate time.

SECTION 14—CONTRACT ACCEPTANCE

        CUSTOMER, HAVING CAREFULLY READ PAGES 1-22 (ALL PROVISIONS) OF THIS CONTRACT, ACKNOWLEDGES RECEIPT OF A COPY OF THIS CONTRACT WHICH IS THE FINAL EXPRESSION OF THE AGREEMENT OF THE PARTIES, AND THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS AND CONDITIONS AGREED UPON, ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BEING MERGED HEREIN, AND THAT THERE ARE NO REPRESENTATIONS, WARRANTIES OR STIPULATIONS, EITHER ORAL OR WRITTEN NOT HEREIN CONTAINED. NO MODIFICATIONS OF THIS AGREEMENT MAY BE MADE EXCEPT BY WRITTEN AGREEMENT EXECUTED BY BOTH CUSTOMER AND TAYLOR RIGS. THIS AGREEMENT SHALL NOT BE BINDING UPON TAYLOR RIGS UNTIL ACCEPTED BY AN AUTHORIZED OFFICER OF TAYLOR RIGS.

        ALL PRICES, SPECIFICATIONS, AND CONDITIONS ARE SATISFACTORY AND ARE HEREBY ACCEPTED, SUBJECT TO THE TERMS SET FORTH ABOVE AND THOSE GENERAL TERMS AND CONDITIONS OF THE CONTRACT INCLUDED HEREIN. TAYLOR RIGS, LLC IS AUTHORIZED TO PERFORM THE WORK AS SPECIFIED, PAYMENT WILL BE MADE AS OUTLINED ABOVE.

Company: Basic Energy Services, L.P.	Taylor Rigs, LLC
Accepted By: /s/ James J. Carter	Accepted By: /s/ Brett Taylor
Date: 11/10/05	Date: 11/10/05

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